Exhibit 32

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350)

The undersigned hereby certifies that, to his or her knowledge, (i)  the Form 10-K filed by Uwharrie Capital Corp (the “Issuer”) for the fiscal year ended December 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii)  the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: March 5, 2021	/s/ Roger L. Dick
Roger L. Dick
Chief Executive Officer

Date: March 5, 2021	/s/ R. David Beaver, III
R. David Beaver, III
Principal Financial Officer